Exhibit 99.1

Supermicro® Announces Third Quarter Fiscal 2018 Preliminary Financial Information

SAN JOSE, Calif.--, May 3, 2018 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced preliminary financial information for its fiscal third quarter ended March 31, 2018.

Preliminary Fiscal Third Quarter Highlights

The Company expects to report the following financial results for the quarter ended March 31, 2018:

•	Net sales in a range of $785 million to $795 million compared to its previous guidance range of $700 million to $780 million

•	GAAP gross margin in the range of 13.0% to 13.2%

•	Non-GAAP gross margin in the range of 13.3% to 13.5%

•	GAAP fully diluted earnings per share in the range of $0.28 to $0.32

•	Non-GAAP fully diluted earnings per share in the range of $0.48 to $0.52

The GAAP gross margin range of 13.0% to 13.2% that the Company expects to report includes stock-based compensation of $0.4 million and accelerated building depreciation expense of $2.6 million. Excluding the stock-based compensation and accelerated building depreciation expense, the non-GAAP gross margin range that the Company expects to report is 13.3% to 13.5%. The GAAP fully diluted earnings per share range of $0.28 to $0.32 that the Company expects to report includes stock-based compensation expense of $6.1 million, Audit Committee investigation expense of $9.5 million, and accelerated building depreciation expense of $2.6 million. Excluding the stock-based compensation, the Audit Committee investigation expense, the accelerated building depreciation and their related tax effect, the non-GAAP fully diluted earnings per share range that the Company expects to report is $0.48 to $0.52.

At March 31, 2018, total cash, cash equivalents and short term investments was $136.0 million and bank debt was $186.3 million.

Financial Information Is Preliminary and May Be Subject To Change

The unaudited interim financial information presented in this press release is preliminary. The final financial results reported for this period may also differ from the results reported in this release as a result of the Audit Committee review discussed below.

Fourth Quarter Fiscal 2018 Guidance

The Company expects net sales in a range of $800 million to $860 million for the fourth quarter of fiscal year 2018 ending June 30, 2018.

Delayed SEC Filings

The Company has completed the previously disclosed investigation conducted by the Audit Committee. In furtherance of the preparation of the financial statements, the Audit Committee is overseeing additional testing that the Company believes is nearing completion. To date, the Company’s cash flows have not been impacted by the findings of the investigation or the additional testing. Additional time is required to analyze any impact of the results of the investigation and additional testing on the Company’s historical financial statements, as well as to complete additional reviews before the Company will be able to finalize its Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (the “2017 10-K”).

The Company presented an updated compliance plan to The Nasdaq Stock Market Hearings Panel on April 26, 2018 and the Company requested an additional exception period for continued listing of its common stock on The Nasdaq Global Select Market through August 24, 2018 in order for it to complete and file its 2017 10-K and subsequent delinquent SEC quarterly filings. The Company is unable at this time to provide a date as to when the 2017 10-K will be filed or to predict whether the Company’s historical financial statements will be adjusted or, if so, the amount of any such adjustment. The Company intends to file its Quarterly Reports on Form 10-Q for the quarters ended September 30, December 31, 2017, and March 31, 2018 promptly after filing the 2017 10-K.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the preliminary financial information for the quarter ended March 31, 2018. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including the impact of any adjustments to the Company’s historical or current financial results as a result of the Audit Committee investigation and additional review being conducted as a result thereof, and the timing and consequences of the delays in the Company’s regaining compliance with its SEC filing obligations, including whether the Company will be granted an additional exception period to continue the listing of its common stock on The Nasdaq Global Select Market. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin and fully diluted earnings per share discussed in this press release exclude as applicable stock-based compensation expense, costs associated with the Audit Committee investigation described above, accelerated depreciation and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, the reconciliation between the Company's GAAP gross margin and non-GAAP gross margin is stock-based compensation of $0.4 million and accelerated building depreciation expense of $2.6 million and the reconciliation between the Company’s GAAP fully diluted earnings per share and non-GAAP fully diluted earnings per share is stock-based compensation of $6.1 million, Audit Committee investigation expense of $9.5 million, and accelerated building depreciation expense of $2.6 million, less related tax effect of each of them.

About Super Micro Computer, Inc.

Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, TwinPro, FatTwin™, Ultra Series, MicroCloud, MicroBlade, SuperBlade®, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO.

Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.

Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).

Supermicro, FatTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

SMCI-F

Investor Relations Contact
Super Micro Computer, Inc.
Perry G. Hayes, 408-895-6570
SVP, Investor Relations